UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of report (due of earliest event reported) May 4, 2005

                         Commission file number: 0-29346

                                   FRMO CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                  13-3754422
   (State or other jurisdiction of           (I.R.S. Employer Identification No)
    incorporation or organization)

    320 Manville Road, Pleasantville, NY                   10570
  (Address of Principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (914) 632-6730
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Item 5.02(d) Election of New Director

(1) On May 4, 2005, Mr. Jay H. Hirschson ("Mr. Hirschson") accepted election as a new director of FRMO Corp. ("FRMO" or the "Company") pursuant to the unanimous written consent of the directors of the Company.

(2) There is no arrangement or understanding between Mr. Hirschson and any other persons, pursuant to which Mr. Hirschson was selected as a director.

(3) Upon his election, Mr. Hirschson was appointed to serve on the FRMO Audit Committee of the Board of Directors.

(4) Mr. Hirschson owns 110 shares of common stock of the Company. He is 38 years old. His address is 15 Charles Street, New York, N. Y. 10014. He is a graduate, magna cum laude of Brown University and received an MBA degree cum laude from Columbia University. For the past five years Mr. Hirschson has operated JPH Consulting Group, which advises companies on corporate development and financial matters. Before that he was an executive or consultant to media and internet companies including Zero-G Commerce Corp., Miramax Films, New Line Cinema and News Corporation. Mr. Hirschson has had no prior transactions with FRMO or its management.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FRMO CORP.
                                        -------------------------
                                        (Registrant)

                                        Steven Bregman
                                        -------------------------
Date: May 5, 2005                       Steven Bregman, President